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                                                                    EXHIBIT 99.3

                           DUSA PHARMACEUTICALS, INC.

                          2006 EQUITY COMPENSATION PLAN

                                   STOCK AWARD

DUSA Pharmaceuticals, Inc. (the "Company") has granted to you a Stock Award (the "Award") under the DUSA Pharmaceuticals, Inc. 2006 Equity Compensation Plan (the "Plan"). The terms of the grant are set forth in the Stock Award Grant Agreement provided to you (the "Agreement"). The following provides a summary of the key terms of the grant; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the grant.

                          SUMMARY OF STOCK AWARD GRANT

GRANTEE:                         _______________________________________________

DATE OF GRANT:                   _______________________________________________

VESTING SCHEDULE:                _______________________________________________

PURCHASE PRICE PER SHARE:        _______________________________________________

TOTAL NUMBER OF SHARES GRANTED:  _______________________________________________

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                           DUSA PHARMACEUTICALS, INC.

                          2006 EQUITY COMPENSATION PLAN

                           STOCK AWARD GRANT AGREEMENT

     This STOCK AWARD GRANT AGREEMENT (the "Agreement"), dated as of ____________ (the "Date of Grant"), is delivered by DUSA Pharmaceuticals, Inc. (the "Company"), to ___________________ (the "Grantee").

                                    RECITALS

     A. The DUSA Pharmaceuticals, Inc. 2006 Equity Compensation Plan (the "Plan") provides for the grant of restricted stock in accordance with the terms and conditions of the Plan. The Company has decided to make a restricted stock grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is attached.

     B. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. RESTRICTED STOCK GRANT. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Grantee [_______] shares of common stock of the Company, subject to the restrictions set forth below and in the Plan ("Restricted Stock"). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.

2. VESTING AND NONASSIGNABILITY OF RESTRICTED STOCK.

The shares of Restricted Stock shall become vested, and the restrictions described in Sections 2(b) and 2(c) shall lapse, in the manner provided below, if the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant until the applicable vesting date. For this purpose, the term "Shares" refers to the number of shares underlying that portion of the Award that vests in the manner described under Vest Type and Full Vest Date. The term "Vest Type" describes how those shares will vest before the Full Vest Date. For example, if Vest Type is "monthly", those shares will vest on a pro rata basis on each monthly anniversary of the Date of Grant. The term "Full Vest Date" is the date on which the shares will be fully vested.

Shares   Vest Type   Full Vest Date
------   ---------   --------------



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     (a) Unless a later termination date is provided for in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party (as provided in Section 5(f)(v) of the Plan), if the Grantee's employment or service with the Employer terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company.

     (b) During the period before the shares of Restricted Stock vest (the "Restriction Period"), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

     (c) The vesting of the Grant is cumulative, but shall not exceed one hundred percent (100%) of the Shares subject to the Grant. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Grant vests shall be rounded down to the nearest whole Share.

3. ISSUANCE OF CERTIFICATES.

     (a) Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

     (b) When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Paragraph 2 of this Agreement.

     (c) The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.

4. CHANGE IN CONTROL. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Restricted Stock.


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5. GRANT SUBJECT TO PLAN PROVISIONS. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6. WITHHOLDING. The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the Restricted Stock. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

7. NO EMPLOYMENT OR OTHER RIGHTS. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee's employment or service at any time. The right of the Employer to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved.

8. ASSIGNMENT BY COMPANY. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

9. APPLICABLE LAW. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

10. NOTICE. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Compensation Committee at 25 Upton Drive, Wilmington, Massachusetts 01887, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.


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                                        DUSA PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

                                        Grantee:
                                                 -------------------------------
                                        Date:
                                              ----------------------------------


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